Exhibit 99.1

News Release From Lifeline Systems, Inc.

Contact:

Mark Beucler

Vice President, Finance, Chief Financial Officer and Treasurer

(508) 988-3200

Email: mbeucler@lifelinesys.com

Lifeline Systems to be Acquired by Royal Philips Electronics

Lifeline Shareholders to Receive $47.75 per Share in Cash

Framingham, Massachusetts, January 19, 2006 – Lifeline Systems Inc. (NASDAQ: LIFE) announced today that it has signed a definitive merger agreement with Royal Philips Electronics (NYSE:PHG, AEX:PHI) under which Philips will acquire Lifeline, a leader in personal emergency response services. Philips has agreed to acquire Lifeline for $47.75 per share or a total equity value of $750 million (equaling an aggregate value of $690 million net of $60 million cash and cash equivalents) in a transaction that has been unanimously approved by the Board of Directors of Lifeline. Completion of the transaction is subject to the terms and conditions of the merger agreement, which contains customary closing conditions and is subject to the approval of Lifeline’s shareholders.

“The acquisition of Lifeline is an important step on our roadmap for growth in healthcare,” says Gerard Kleisterlee, President and CEO of Royal Philips Electronics. “By targeting seniors and other people who want to continue living independently and exerting more control over their health and lifestyle,” he added, “we aim to become a global player in the evolving home healthcare market.”

The aging of the population provides strong underlying market growth for home healthcare solutions such as those offered by Lifeline. Today, seniors represent around 15% of the population in the developed world and are expected to almost double in size over the next 25 years. At the same time they are becoming increasingly active in managing their own health and wellness. Personal response services are already the largest category of home healthcare solutions purchased out-of-pocket by older adults and their caregivers. Still, penetration in the age group 65 years and older is just 2-3%, allowing for significant future growth.

Lifeline’s revenues in 2005 are expected to be approximately $150 million, representing a 15% increase over 2004. A large part of the revenues are recurring in nature. Lifeline’s operating margins in 2005 are expected to be approximately 15%. The company has a broad market

Lifeline Systems to be Acquired by Royal Philips Electronics

presence in United States and Canada. The company markets its services through a network of more than 2,500 hospitals and other healthcare providers and serves a subscriber base of nearly 470,000.

Lifeline’s twenty-four hours a day service gives independently minded seniors the confidence to maintain an active life at home, knowing if they suddenly need help, they can send an alert to a call-center that indicates they need assistance. Two-way communication allows a caring and extensively trained operator—who has instant access to the pertinent health history and personal profile of the caller—to establish the nature of the problem. Appropriate action can then be taken, including notifying a neighbor or family member, or summoning emergency services.

“Our many years of understanding consumers and their needs have led us to identify ‘healthcare at home’ as a key sector for us,” stated Ivo Lurvink, CEO of Philips Consumer Health & Wellness. “Lifeline is a market-leader that offers us a platform for other home healthcare products and services. As such it complements our existing presence in telemedicine, showcased in Motiva, our advanced interactive healthcare system. We believe our brand, global presence, technology and innovation capabilities will accelerate the growth of the company and we’re very much looking forward to working with their experienced management team and talented employees.”

Lifeline President and CEO Ron Feinstein said, “Philips’ acquisition of Lifeline represents the next phase in the continued evolution and growth of our company. This combination of two industry leaders opens up numerous product and technology synergies, as well as growth opportunities designed to both further and broaden Lifeline’s founding mission of providing personal emergency response and support services to the at-risk elderly and their families to enhance their independence and quality of life.”

Conference Call and Webcast

Lifeline will host a conference call this afternoon at 4:30 p.m. ET to discuss the acquisition. To listen to a live webcast of the conference call, please visit the Investor Relations section of Lifeline’s website, www.lifelinesys.com. The conference call also can be heard live by dialing (888) 349-5690 or (706) 643-3945 prior to the start of the call. (Conference ID: 4521468.) A replay of the call also will be available on the Company’s website.

About Lifeline

Established in 1974, Lifeline (NASDAQ: LIFE) is the leading provider of personal response services and emergency call systems in the United States and Canada. The company expects to report that, as of December 31, 2005, it supported approximately 470,000 subscribers from its response centers in Massachusetts, Ontario and Quebec. Lifeline also supplies emergency response equipment and services to owners and developers of independent and assisted living and continuing care retirement communities across North America. To people who live alone or in senior living communities, as well as their caregivers, the company provides reassurance and peace of mind with dedicated, well-trained people, advanced technology and a nationwide support structure designed to achieve service excellence. The company is committed to affording Lifeline subscribers and senior living residents the dignity, privacy and respect to which they are entitled. For more information about Lifeline Systems, visit: www.lifelinesys.com.

Lifeline Systems to be Acquired by Royal Philips Electronics

About Royal Philips Electronics

Royal Philips Electronics of the Netherlands (NYSE: PHG, AEX: PHI) is one of the world’s biggest electronics companies and Europe’s largest, with sales of EUR 30.3 billion in 2004. With activities in the three interlocking domains of healthcare, lifestyle and technology and 160,900 employees in more than 60 countries, it has market leadership positions in medical diagnostic imaging and patient monitoring, color television sets, electric shavers, lighting and silicon system solutions. News from Philips is located at www.philips.com/newscenter.

Important Additional Information Will Be Filed with the SEC

Lifeline plans to file with the Securities and Exchange Commission and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Lifeline, Philips, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Lifeline through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Lifeline by contacting Investor Relations, Lifeline Systems, Inc., 111 Lawrence Street, Framingham, Massachusetts 01702, (508) 988-1000.

Lifeline and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Lifeline’s directors and executive officers is contained in Lifeline’s Annual Report on Form 10-K for the year ended December 31, 2004, its Current Report on Form 8-K dated February 8, 2005, its proxy statement dated April 5, 2005, and its Current Report on Form 8-K dated August 18, 2005 which are filed with the SEC, and its Current Report on Form 8-K dated January 10, 2006.

As of January 16, 2006, Lifeline’s directors and executive officers and their affiliates beneficially owned approximately 2,531,805 shares, or 16.75%, of Lifeline’s common stock. All outstanding options for Lifeline common stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $47.75 per share purchase price. In addition, in connection with the execution of the merger agreement, Mr. Feinstein entered into an employment agreement with Philips.

A more complete description of these arrangements will be available in the Proxy Statement when it is filed with the SEC.

Safe Harbor for Forward-Looking Statements

This release also contains certain forward-looking statements with respect to Lifeline and the proposed transaction, the expected timetable for completing the transaction, Lifeline’s financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and other statements about Lifeline management’s future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans”, anticipates,” “expects,” estimates”

Lifeline Systems to be Acquired by Royal Philips Electronics

and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the Lifeline shareholders could vote not to approve the transaction; regulatory approvals might not be obtained; and the other factors described in Lifeline’s Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent quarterly report filed with the SEC. Lifeline disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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